                                                                    EXHIBIT 99


                                    FORM 11-K

             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
               AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended December 31, 1996

                                       OR


[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from _______ to ________

                          Commission file number 1-7006

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)


                               BRUSH WELLMAN INC.
                             17876 St. Clair Avenue
                              Cleveland, Ohio 44110


                     (Name of issuer of the securities held
                      pursuant to the plan and the address
                       of its principal executive office.)

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN

REQUIRED INFORMATION
--------------------

                                                                      Page No.

        1.  Report of Independent Auditors.                               1

        2.  Statements of Financial Condition -
            December 31, 1996 and December 31, 1995.                    2-3

        3.  Statements of Income and Changes in Plan
            Equity - Plan years ended December 31, 1996,
            December 31, 1995 and December 30, 1994                     4-7

        4.  Notes to Financial Statements.                             8-16

        5.  Schedules required to be filed under ERISA.

            a.  Schedule of Assets held for Investment
                Purposes.                                                17

            b.  Schedule of Reportable Transactions.                     18

        6.  Consent of Independent Auditors.                             19

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of March, 1997.

                                            BRUSH WELLMAN INC.
                                            SAVINGS AND INVESTMENT PLAN

                                            By /s/ Dennis L. Habrat
                                              ---------------------------------
                                              Member of the Administrative
                                              Committee

                      [WESLEY, MILLS & COMPANY LETTERHEAD]



                         REPORT OF INDEPENDENT AUDITORS
                         ------------------------------

Administrative Committee of
 Brush Wellman Inc. Savings
 and Investment Plan

                  We have audited the financial statements of Brush Wellman Inc. Savings and Investment Plan listed in the Annual Report on Form 11-K as of and for the years ended December 31, 1996 and 1995 and 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements listed in the Annual Report on Form 11-K present fairly, in all material respects, the financial position of Brush Wellman Inc. Savings and Investment Plan at December 31, 1996 and 1995, the results of its operations and changes in its plan equity for the years ended December 31, 1996 and 1995 and 1994 in conformity with generally accepted accounting principles.

                  Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1996 and reportable transactions for the year ended December 31, 1996 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                    Wesley, Mills & Company

                                                  /s/ Wesley, Mills & Company

February 6, 1997

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 1996

                                                                                             S&P 500        ASSET         FIXED
            ASSETS                                   GROWTH     INTERNATIONAL    INCOME       INDEX       ALLOCATION      INCOME
            ------                                 -----------  -------------  ----------   ----------    ----------    ----------

Brush Wellman Inc. Common Stock
    (cost $21,316,961)
Janus Fund
    (cost $9,140,759)                              $10,368,651
Templeton Foreign Fund
    (cost $5,334,105)                                             $6,029,302
PFAMCO Equity Income Fund
    (cost $5,793,594)                                                          $6,407,987
Northern Trust Collective Stock Index Fund
    (cost $7,548,719)                                                                       $9,625,596
Vanguard Asset Allocation Fund
    (cost $6,851,379)                                                                                     $6,890,813
PIMCO Total Return Fund
    (cost $6,304,014)                                                                                                   $6,631,102
Northern Trust Short-Term Investment Fund
    (cost $6,805,573)
Paticipant Promissory Notes
    (cost $3,256,882)
Employee Benefits Money Market Fund
    (cost $102,828)
                                                   -----------    ----------   ----------   ----------    ----------    ----------
                                                    10,368,651     6,029,302    6,407,987    9,625,596     6,890,813     6,631,102

Dividends Receivable                                                                                                        35,758
Interest Receivable
Other                                                                             106,649
                                                   -----------    ----------   ----------   ----------    ----------    ----------
                                                                                  106,649                                   35,758
                                                   -----------    ----------   ----------   ----------    ----------    ----------

TOTAL ASSETS                                       $10,368,651    $6,029,302   $6,514,636   $9,625,596    $6,890,813    $6,666,860
                                                   ===========    ==========   ==========   ==========    ==========    ==========

       LIABILITIES & PLAN EQUITY
       -------------------------

Plan Equity                                         10,368,651     6,029,302    6,514,636    9,625,596     6,890,813     6,666,860
                                                   -----------    ----------   ----------   ----------    ----------    ----------

TOTAL LIABILITIES & PLAN EQUITY                    $10,368,651    $6,029,302   $6,514,636   $9,625,596    $6,890,813    $6,666,860
                                                   ===========    ==========   ==========   ==========    ==========    ==========



                                                         MONEY              STOCK             PAYSOP        LOAN
            ASSETS                                      MARKET              FUND               FUND         FUND          TOTAL
                                                      ----------         -----------         --------    ----------    -----------
Brush Wellman Inc. Common Stock
    (cost $21,316,961)                                                   $17,763,305         $222,406                  $17,985,711
Janus Fund
    (cost $9,140,759)                                                                                                   10,368,651
Templeton Foreign Fund
    (cost $5,334,105)                                                                                                    6,029,302
PFAMCO Equity Income Fund
    (cost $5,793,594)                                                                                                    6,407,987
Northern Trust Collective Stock Index Fund
    (cost $7,548,719)                                                                                                    9,625,596
Vanguard Asset Allocation Fund
    (cost $6,851,379)                                                                                                    6,890,813
PIMCO Total Return Fund
    (cost $6,304,014)                                                                                                    6,631,102
Northern Trust Short-Term Investment Fund
    (cost $6,805,573)                                 $6,757,471                                                         6,757,471
Paticipant Promissory Notes
    (cost $3,256,882)                                                                                    $3,256,882      3,256,882
Employee Benefits Money Market Fund
    (cost $102,828)                                                           88,991           13,837                      102,828
                                                      ----------         -----------         --------    ----------    -----------
                                                       6,757,471          17,852,296          236,243     3,256,882     74,056,343

Dividends Receivable                                                         119,317            1,496                      156,571
Interest Receivable                                       30,302                 500               65                       30,867
Other                                                                                                                      106,649
                                                      ----------         -----------         --------    ----------    -----------
                                                          30,302             119,817            1,561                      294,087
                                                      ----------         -----------         --------    ----------    -----------

TOTAL ASSETS                                          $6,787,773         $17,972,113         $237,804    $3,256,882    $74,350,430
                                                      ==========         ===========         ========    ==========    ===========

       LIABILITIES & PLAN EQUITY
       -------------------------

Plan Equity                                            6,787,773          17,972,113          237,804     3,256,882     74,350,430
                                                      ----------         -----------         --------    ----------    -----------

TOTAL LIABILITIES & PLAN EQUITY                       $6,787,773         $17,972,113         $237,804    $3,256,882    $74,350,430
                                                      ==========         ===========         ========    ==========    ===========



See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 1995

                                                                                                      S&P 500        ASSET
             ASSETS                                   GROWTH         INTERNATIONAL      INCOME         INDEX       ALLOCATION
             ------

Brush Wellman Inc. Common Stock
    (cost $19,877,694)
Janus Fund
    (cost $5,801,586)                                $6,804,651
Templeton Foreign Fund
    (cost $4,501,939)                                                  $4,629,897
PFAMCO Equity Income Fund
    (cost $3,885,041)                                                                 $4,574,485
Northern Trust Collective Stock Index Fund
    (cost $5,714,906)                                                                                $7,000,520
Phoenix Total Return Fund
    (cost $5,446,128)                                                                                              $5,758,773
PIMCO Total Return Fund
    (cost $5,952,689)
Northern Trust Short-Term Investment Fund
    (cost $6,526,065)
Paticipant Promissory Notes
    (cost $2,980,787)
Employee Benefits Money Market Fund
    (cost $84,339)
                                                     ----------        ----------     ----------     ----------    ----------
                                                      6,804,651         4,629,897      4,574,485      7,000,520     5,758,773
Contribution Receivable:
    Company
    401(k)                                               88,532            61,402         45,024         53,885        51,977
                                                     ----------        ----------     ----------     ----------    ----------
                                                         88,532            61,402         45,024         53,885        51,977

Dividends Receivable                                    229,096            30,071
Interest Receivable
Other                                                   145,249            52,642        160,741
                                                     ----------        ----------     ----------     ----------    ----------
                                                        374,345            82,713        160,741
                                                     ----------        ----------     ----------     ----------    ----------

TOTAL ASSETS                                         $7,267,528        $4,774,012     $4,780,250     $7,054,405    $5,810,750
                                                     ==========        ==========     ==========     ==========    ==========

        LIABILITIES & PLAN EQUITY
        -------------------------

Plan Equity                                           7,267,528         4,774,012      4,780,250      7,054,405     5,810,750
                                                     ----------        ----------     ----------     ----------    ----------

TOTAL LIABILITIES & PLAN EQUITY                      $7,267,528        $4,774,012     $4,780,250     $7,054,405    $5,810,750
                                                     ==========        ==========     ==========     ==========    ==========


                                                 FIXED          MONEY        STOCK         PAYSOP         LOAN
             ASSETS                               INCOME         MARKET        FUND          FUND          FUND          TOTAL
             ------

Brush Wellman Inc. Common Stock
    (cost $19,877,694)                                                      $17,320,725    $235,100                   $17,555,825
Janus Fund
    (cost $5,801,586)                                                                                                   6,804,651
Templeton Foreign Fund
    (cost $4,501,939)                                                                                                   4,629,897
PFAMCO Equity Income Fund
    (cost $3,885,041)                                                                                                   4,574,485
Northern Trust Collective Stock Index Fund
    (cost $5,714,906)                                                                                                   7,000,520
Phoenix Total Return Fund
    (cost $5,446,128)                                                                                                   5,758,773
PIMCO Total Return Fund
    (cost $5,952,689)                           $6,479,743                                                              6,479,743
Northern Trust Short-Term Investment Fund
    (cost $6,526,065)                                          $6,526,065                                               6,526,065
Paticipant Promissory Notes
    (cost $2,980,787)                                                                                   $2,980,787      2,980,787
Employee Benefits Money Market Fund
    (cost $84,339)                                                               61,627      22,712                        84,339
                                                ----------     ----------   -----------    --------     ----------    -----------
                                                 6,479,743      6,526,065    17,382,352     257,812      2,980,787     62,395,085
Contribution Receivable:
    Company                                                                     146,961                                   146,961
    401(k)                                          54,923         40,401        36,733                                   432,877
                                                ----------     ----------   -----------    --------     ----------    -----------
                                                    54,923         40,401       183,694                                   579,838

Dividends Receivable                                36,914                      100,285                                   396,366
Interest Receivable                                                29,509           612                                    30,121
Other                                                                                         1,469        121,271        481,372
                                                ----------     ----------   -----------    --------     ----------    -----------
                                                    36,914         29,509       100,897       1,469        121,271        907,859
                                                ----------     ----------   -----------    --------     ----------    -----------

TOTAL ASSETS                                    $6,571,580     $6,595,975   $17,666,943    $259,281     $3,102,058    $63,882,782
                                                ==========     ==========   ===========    ========     ==========    ===========

        LIABILITIES & PLAN EQUITY
        -------------------------

Plan Equity                                      6,571,580      6,595,975    17,666,943     259,281      3,102,058     63,882,782
                                                ----------     ----------   -----------    --------     ----------    -----------

TOTAL LIABILITIES & PLAN EQUITY                 $6,571,580     $6,595,975   $17,666,943    $259,281     $3,102,058    $63,882,782
                                                ==========     ==========   ===========    ========     ==========    ===========




See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 31, 1996

                                                                                         S&P 500        ASSET            ASSET
                                          GROWTH      INTERNATIONAL        INCOME         INDEX       ALLOCATION      ALLOCATION
                                       ------------   -------------    ------------   ------------   ------------    ------------

Investment Income:
   Dividends                           $     78,618   $    155,189     $    178,089   $    196,318   $     59,791    $    184,120
   Interest                                                                                     40
   Other Income (Expense)                  (140,542)       (49,661)         (52,745)         1,051                            753
                                       ------------   ------------     ------------   ------------   ------------    ------------
                                            (61,924)       105,528          125,344        197,409         59,791         184,873

Realized Gain (Loss) on
   Investments--Note E                    1,400,469        223,270        1,108,472        722,676        501,151         376,090

Unrealized Appreciation (Depreciation)
   on Investments--Note F                   224,826        567,238          (75,051)       791,262       (312,645)         39,434

Contributions--Note B
   Company
   401(k)                                 1,235,328        768,459          633,965        771,948        338,277         282,974
                                       ------------   ------------     ------------   ------------   ------------    ------------
                                          1,235,328        768,459          633,965        771,948        338,277         282,974

Investment Election Change:
   7/1/96 Plan Change                                                                                  (5,927,322)      5,927,322
   Current Year Changes                     693,444       (279,414)         298,540        531,373       (272,484)        168,495

Loan Transfers                                5,708          4,535          (34,396)         5,128         12,176         (13,856)

Unallocated Loan Payments

Withdrawals and
   Terminations--Note C                     396,728        134,326          322,488        448,605        209,694          74,519
                                       ------------   ------------     ------------   ------------   ------------    ------------

Income and Changes in Plan Equity         3,101,123      1,255,290        1,734,386      2,571,191     (5,810,750)      6,890,813

Plan Equity at Beginning of the Year      7,267,528      4,774,012        4,780,250      7,054,405      5,810,750               0
                                       ------------   ------------     ------------   ------------   ------------    ------------

Plan Equity at End of the Year         $ 10,368,651   $  6,029,302     $  6,514,636   $  9,625,596   $          0    $  6,890,813
                                       ============   ============     ============   ============   ============    ============




                                           FIXED          MONEY           STOCK         PAYSOP          LOAN
                                           INCOME         MARKET            FUND          FUND            FUND          TOTAL
                                       ------------    ------------    ------------   ------------    ------------   ------------

Investment Income:
   Dividends                           ($     1,156)                   $    442,822   $      7,080                   $  1,300,871
   Interest                                 431,130    $    346,350           6,117          1,118    $    251,904      1,036,659
   Other Income (Expense)                                                     1,374         (1,469)                      (241,239)
                                       ------------    ------------    ------------   ------------    ------------   ------------
                                            429,974         346,350         450,313          6,729         251,904      2,096,291

Realized Gain (Loss) on
   Investments--Note E                       53,664                         (45,347)                                    4,340,445

Unrealized Appreciation (Depreciation)
   on Investments--Note F                  (199,966)                       (998,240)       (11,142)                        25,716

Contributions--Note B
   Company                                                                1,910,402                                     1,910,402
   401(k)                                   619,396         423,544         401,965                                     5,475,856
                                       ------------    ------------    ------------   ------------    ------------   ------------
                                            619,396         423,544       2,312,367                                     7,386,258

Investment Election Change:
   7/1/96 Plan Change
   Current Year Changes                    (544,791)        (57,542)       (531,725)        (5,896)

Loan Transfers                               16,034         (93,033)       (107,586)                        82,865       (122,425)

Unallocated Loan Payments                                                                                  (87,732)       (87,732)

Withdrawals and
   Terminations--Note C                     279,031         427,521         774,612         11,168          92,213      3,170,905
                                       ------------    ------------    ------------   ------------    ------------   ------------

Income and Changes in Plan Equity            95,280         191,798         305,170        (21,477)        154,824     10,467,648

Plan Equity at Beginning of the Year      6,571,580       6,595,975      17,666,943        259,281       3,102,058     63,882,782
                                       ------------    ------------    ------------   ------------    ------------   ------------

Plan Equity at End of the Year         $  6,666,860    $  6,787,773    $ 17,972,113   $    237,804    $  3,256,882   $ 74,350,430
                                       ============    ============    ============   ============    ============   ============




See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 31, 1995

                                                                                 S&P 500      ASSET        FIXED         MONEY
                                           GROWTH    INTERNATIONAL   INCOME       INDEX     ALLOCATION     INCOME        MARKET
                                         ----------- ------------- ----------   ---------   -----------  ----------   ------------

Investment Income:
   Dividends                               $230,704     $120,175     $118,087     $126,716    $175,358      $37,345         $335
   Interest                                       3           62          (57)       1,406         (88)     369,523      384,180
   Other Income (Expense)                   145,446       52,799      160,893          215      (5,789)         130          411
                                         ----------   ----------   ----------   ----------  ----------   ----------   ----------
                                            376,153      173,036      278,923      128,337     169,481      406,998      384,926

Realized Gain (Loss) on
   Investments--Note E                      110,541      177,639       84,078      332,016     417,723      143,684

Unrealized Appreciation (Depreciation)
   on Investments--Note F                 1,003,066      127,958      689,444    1,285,614     312,645      527,054

Contributions--Note B
   Company
   401(k)                                 1,095,412      827,949      572,343      597,024     679,023      698,659      514,984
                                         ----------   ----------   ----------   ----------  ----------   ----------   ----------
                                          1,095,412      827,949      572,343      597,024     679,023      698,659      514,984

Plan Merger -- Note A                                                                                                        501

Investment Election Change:
   1/1/95 Plan Change                     4,298,945    3,712,726    2,976,847    4,587,494   5,167,817    5,192,931    6,663,511
   Current Year Changes                     541,260      (75,928)     308,292      367,108    (718,922)     (47,775)     (93,355)

Loan Transfers                              (22,439)       3,922       (9,258)     (20,141)    (19,177)    (119,899)     (83,478)

Unallocated Loan Payments

Withdrawals and
   Terminations--Note C                     135,410      173,290      120,419      223,047     197,840      230,072      791,114
                                         ----------   ----------   ----------   ----------  ----------   ----------   ----------

Income and Changes in Plan Equity         7,267,528    4,774,012    4,780,250    7,054,405   5,810,750    6,571,580    6,595,975

Plan Equity at Beginning of the Year              0            0            0            0           0            0            0
                                         ----------   ----------   ----------   ----------  ----------   ----------   ----------

Plan Equity at End of the Year           $7,267,528   $4,774,012   $4,780,250   $7,054,405  $5,810,750   $6,571,580   $6,595,975
                                         ==========   ==========   ==========   ==========  ==========   ==========   ==========


See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 31, 1995

                                          INCOME      EQUITY       EQUITY     EQUITY       STOCK
                                           FUND       FUND A       FUND B     FUND C       FUND
                                       ------------ ----------  ----------  ----------  -----------

Investment Income:
   Dividends                                                                               $352,679
   Interest                                                                                  10,744
   Other Income (Expense)                                                                   192,317
                                       -----------  ----------  ----------  ----------  -----------
                                                                                            555,740

Realized Gain (Loss) on
   Investments--Note E                    $214,089    $474,999    ($12,619)     $5,888      (82,030)

Unrealized Appreciation (Depreciation)
   on Investments--Note F                 (201,462)   (472,705)     14,214      (2,813)    (157,861)

Contributions--Note B
   Company                                                                                1,815,838
   401(k)                                                                                   442,057
                                       -----------  ----------  ----------  ----------  -----------
                                                                                          2,257,895

Plan Merger -- Note A                    2,174,657     221,971     266,585     363,013      687,127

Investment Election Change:
   1/1/95 Plan Change                  (17,434,297) (6,400,676) (2,818,083) (5,693,929)    (275,286)
   Current Year Changes                                                                    (255,586)

Loan Transfers                                                                             (121,062)

Unallocated Loan Payments

Withdrawals and
   Terminations--Note C                                                                     721,484
                                       -----------  ----------  ----------  ----------  -----------

Income and Changes in Plan Equity      (15,247,013) (6,176,411) (2,549,903) (5,327,841)   1,887,453

Plan Equity at Beginning of the Year    15,247,013   6,176,411   2,549,903   5,327,841   15,779,490
                                       -----------  ----------  ----------  ----------  -----------

Plan Equity at End of the Year                  $0          $0          $0          $0  $17,666,943
                                       ===========  ==========  ==========  ==========  ===========



                                        PAYSOP       LOAN
                                         FUND        FUND        TOTAL
                                       --------  ----------  ------------

Investment Income:
   Dividends                             $3,568               $1,164,967
   Interest                               1,291    $182,910      949,974
   Other Income (Expense)                 3,647                  550,069
                                       --------  ----------  -----------
                                          8,506     182,910    2,665,010

Realized Gain (Loss) on
   Investments--Note E                                         1,866,008

Unrealized Appreciation (Depreciation)
   on Investments--Note F                 1,385                3,126,539

Contributions--Note B
   Company                                                     1,815,838
   401(k)                                                      5,427,451
                                       --------  ----------  -----------
                                                               7,243,289

Plan Merger -- Note A                               133,074    3,846,928

Investment Election Change:
   1/1/95 Plan Change                                22,000
   Current Year Changes                  (2,722)                  22,372

Loan Transfers                                      391,532

Unallocated Loan Payments                           154,810      154,810

Withdrawals and
   Terminations--Note C                  11,547     154,064    2,758,287
                                       --------  ----------  -----------

Income and Changes in Plan Equity        (4,378)    730,262   16,166,669

Plan Equity at Beginning of the Year    263,659   2,371,796   47,716,113
                                       --------  ----------  -----------

Plan Equity at End of the Year         $259,281  $3,102,058  $63,882,782
                                       ========  ==========  ===========





See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 31, 1994

                                          INCOME      EQUITY      EQUITY      EQUITY       STOCK     PAYSOP      LOAN
                                           FUND       FUND A      FUND B      FUND C       FUND       FUND       FUND        TOTAL
                                      -----------  ----------  ----------  ----------------------  --------  ----------  -----------
Investment Income:
   Dividends                                         $149,840     $40,559    $168,092    $226,120    $3,655                 $588,266
   Interest                                $2,508         963         637       1,168       5,135     1,077    $193,935      205,423
   Other Income (Expense)                    (316)     38,488     116,209     230,397       4,188    (7,632)                 381,334
                                      -----------  ----------  ----------  ----------------------  --------  ----------  -----------
                                            2,192     189,291     157,405     399,657     235,443    (2,900)    193,935    1,175,023

Realized Gain (Loss) on
   Investments--Note E                  1,768,784      10,616         546                (259,373)   (4,175)               1,516,398

Unrealized Appreciation (Depreciation)
   on Investments--Note F                (835,627)   (141,678)    (97,859)   (324,217)  2,920,404    55,913                1,576,936

Contributions--Note B
   Company                                                                              1,321,370                          1,321,370
   401(k)                               1,625,555     640,225     426,637     780,972     568,908                          4,042,297
   Participant                             41,963      19,303      10,693      38,818      10,484                            121,261
                                      -----------  ----------  ----------  ----------------------  --------  ----------  -----------
                                        1,667,518     659,528     437,330     819,790   1,900,762                          5,484,928

Investment Election Change               (624,692)    (49,190)    112,423     583,416     (21,134)     (405)                     418

Loan Transfers                             56,300      15,687       7,151      28,758         252              (108,148)

Unallocated Loan Payments                                                                                        29,946       29,946

Withdrawals and
   Terminations--Note C                 1,249,662     383,872     211,767     244,030     767,193    12,264      68,718    2,937,506
                                      -----------  ----------  ----------  ----------------------  --------  ----------  -----------

Income and Changes in Plan Equity         784,813     300,382     405,229   1,263,374   4,009,161    36,169      47,015    6,846,143

Plan Equity at Beginning of the Year   14,462,200   5,876,029   2,144,674   4,064,467  11,770,329   227,490   2,324,781   40,869,970
                                      -----------  ----------  ----------  ----------------------  --------  ----------  -----------

Plan Equity at End of the Year        $15,247,013  $6,176,411  $2,549,903  $5,327,841 $15,779,490  $263,659  $2,371,796  $47,716,113
                                      ===========  ==========  ==========  ========== ===========  ========  ==========  ===========


See accompanying notes to financial statements.

                          NOTES TO FINANCIAL STATEMENTS
                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN

           DECEMBER 31, 1996, DECEMBER 31, 1995 AND DECEMBER 31, 1994

NOTE A - The accounting records of the Brush Wellman Inc. Savings and Investment Plan (Plan) are maintained on the accrual basis. Investments are stated at current market value. Investment in securities traded on national securities exchanges are valued at the latest reported closing price. Investment in participant units of the Northern Trust Short-Term Investment Fund, Managed Guaranteed Investment Contract Fund and the Employee Benefits Money Market Fund are stated at market value as determined by the Trustee. Cost is determined by the average cost method.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        In 1994 the Plan changed its year end from December 30 to December 31. The effect of this change on the financial statements is not material.

       Effective January 1, 1995 the Williams Advanced Materials Inc. Savings and Investment Plan was merged into the Plan. Prior to the merger, the plans separately covered eligible employees at Brush Wellman Inc. and its subsidiary Williams Advanced Materials Inc. There were no substantial changes in eligibility, Company contributions, plan benefits or value of plan assets as a result of the merger. The transferred net assets were recognized in the accounts of the Plan, at the balances as previously carried in the accounts of the Williams Advanced Materials Inc. Savings and Investment Plan. The changes in net assets of the combined plans were included in the accompanying Statement of Income and Changes in Plan Equity from January 1, 1995.

NOTE B - The Plan is a defined contribution plan which covers certain eligible employees with one year of eligibility service with Brush Wellman Inc. (Company). An employee shall be credited with a year of eligibility service if he is credited with at least 1,000 hours of service in any twelve consecutive month period beginning with date of hire or rehire of the employee (or an anniversary of the latest such date).

        The Plan provides for basic contributions on behalf of employees up to 6% of their earnings through either salary reduction or employee after-tax contributions. Basic contributions were matched by the Company at the rate of 50% of such contributions. The rate at which such basic contributions are matched by the Company may be decreased or increased (up to 100%) by action of the Company's Board of Directors.

        An employee who makes basic contributions of 6% of earnings may also make supplemental contributions of up to 9% of earnings which are not matched by Company contributions and which may be made in any combination of salary reduction and/or after-tax contributions.

        An employee's contributions made to the Plan on a salary reduction basis may not exceed certain maximum amounts. The maximum amounts were $9,500 in 1996, $9,240 in 1995 and $9,240 in 1994. All employee and Company matching contributions are fully vested at all times.

        Participants may direct that their basic, supplemental and transfer contributions (as described in the Plan) be invested in one or more of the following: Growth Fund, International Fund, Income Fund, S&P 500 Index Fund, Asset Allocation Fund, Fixed Income Fund, Money Market Fund and the Company Stock Fund in increments of 1%. Prior to March 3, 1995, participant contribution directions were allowed at 10% increments. All Company matching contributions are invested in the Company Stock Fund except with respect to Participants age 55 or older who may transfer such contributions to other investment funds. Prior to March 3, 1995 the minimum age for the exception was 59 1/2.

        The Growth Fund invests primarily in the Janus Fund. The objective of the fund is to produce capital appreciation; dividend income is a secondary source of return. The fund invests primarily in the stocks of companies and industries that are experiencing increasing demand for their products and services. There were 1,139 participants in the fund at the end of the Plan year.

        The International Fund invests primarily in the Templeton Foreign Fund. The objective of the fund is to produce capital appreciation. The fund primarily invests in stocks of companies located outside of the United States. There were 826 participants in the fund at the end of the Plan year.

        The Income Fund invests primarily in the PFAMCO Equity Income Fund. The objective of the fund is to seek current income from stocks in each industry that have low prices relative to their earnings and high dividend yields. The fund will usually be fully invested in stocks. There were 777 participants in the fund at the end of the Plan year.

        The S&P 500 Index Fund invests primarily in the Northern Trust Collective Stock Index Fund. The objective of the fund is to produce returns that match the returns of the Standand & Poor's 500 Stock Index. The fund proportionately invests in each of the stocks that comprise the Standard & Poor's 500 Stock Index. There were 919 participants in the fund at the end of the Plan year.

        The Asset Allocation Fund invests primarily in the Vanguard Asset Allocation Fund. The objective of the fund is to maximize total returns consistent with reasonable risk using a combination of stocks, bonds, and money market investments. Prior to July 1, 1996, the Asset Allocation Fund invested primarily in the Phoenix Total Return Fund. There were 782 participants in the fund at the end of the Plan year.

        The Fixed Income Fund invests primarily in the PIMCO Total Return Fund. The objective of the fund is to seek current income and capital appreciation. The fund invests in bonds with an average maturity of three to six years and will generally be invested in high quality securities including U.S. Government bonds, corporate bonds, mortgage-related securities and money market investments. There were 625 participants in the fund at the end of the Plan year.

        The Money Market Fund invests primarily in the Northern Trust Short-Term Investment Fund. The objective of the fund is to maximize current income on cash reserves to the extent consistent with principal preservation and maintenance of liquidity. The fund invests in high-grade money market instruments with short maturities. There were 519 participants in the fund at the end of the Plan year.

        The Company Stock Fund invests primarily in Brush Wellman Inc. Common Stock. There were 1,662 participants in the fund at the end of the Plan year.

        Prior to January 1, 1995 participants could direct their basic, supplemental and transfer contributions (as described in the Plan) be invested in one or more of the following; Income Fund, Equity Fund A, Equity Fund B, Equity Fund C and the Company Stock Fund in increments of 10%.

        The Income Fund invests primarily in the Managed Guaranteed Investment Contract Fund, the objective of which is to achieve high current income with stability of principal. The fund is primarily invested in Guaranteed Investment Contracts.

        Equity Fund A invests primarily in the Fidelity U.S. Equity Index Fund. This fund is a growth and income fund. It seeks a yield that corresponds with the total return of the Standard & Poor's 500 Stock Index. The fund's share price will fluctuate and dividend amounts will vary.

        Equity Fund B invests primarily in the Fidelity Fund. This fund seeks long-term capital growth and current return on capital and will select some securities for their income characteristics, which may limit the potential for growth. The fund's share price and dividend income will fluctuate as the value and yields of the securities in its investment portfolio fluctuate.

        Equity Fund C invests primarily in Fidelity Puritan Fund. This fund is a growth and income fund. It seeks capital growth in addition to regular quarterly dividends. It invests in a broadly diversified portfolio of common stocks, preferred stocks and bonds, including lower-quality, high yield debt securities. The fund's share price will fluctuate and dividend amounts will vary.

        The Plan, as originally adopted, included a Payroll Stock Ownership Plan (PAYSOP) feature that applied through 1986. Under the PAYSOP, the Company made contributions based upon a percentage of payroll and was afforded an additional credit against federal income tax up to the amount allowable by the Internal Revenue Code. The PAYSOP contribution by the Company, which could be in Common Stock of the Company or cash used to purchase Common Stock of the Company, was a percentage of the compensation paid to all employees who made salary reduction contributions to the Plan at any time during the year and who were members of the Plan as of the last pay period of such year. The shares of Common Stock of the Company contributed or purchased were allocated equally to all eligible participants.

        A participant may borrow funds from his account, excluding his interest in the PAYSOP Fund, provided such loan is secured by the participant's interest in his account and evidenced by a promissory note executed by the participant. The promissory notes are held in trust as a separate fund, Loan Fund, of the Plan.

        Prior to June 1, 1989, participants who were employees of Williams Advanced Materials Inc. could have directed a portion of their contributions to be used to purchase insurance policies that were excluded from the former Williams Advanced Materials Inc. Savings and Investment Plan assets. Life insurance policies on the lives of participants, purchased under the former Williams Advanced Materials Inc. Savings and Investment Plan prior to July 1, 1989, may continue to be held.

        All costs and expenses incurred in connection with the administration of the Plan for 1996, 1995, and 1994 were paid by the Company.

        Information concerning the Plan agreement and the vesting and benefit provisions is contained in the Summary Plan Description. Copies of this pamphlet are available from the Plan administrator.

NOTE C - At retirement, death or other termination, a participant (or his death beneficiary) is eligible to receive a distribution of all employee, Company matching and PAYSOP contributions credited to the employee's account plus or minus any net gain or loss thereon.

        The value of distributions and withdrawals is based on the value of a participant's account on the valuation date immediately preceding the date of distribution or withdrawal and is deducted from the participant's account as of such valuation date.

        Distribution to a participant or a person designated by the participant as his death beneficiary is made under one of the following methods as elected by the participant:

        (i)  Lump sum payment in cash; or

        (ii) Lump sum payment in cash, except that a participant's interest in the Company Stock Fund and the PAYSOP Fund will be paid in full shares of Common Stock of the Company, with any fractional shares being paid in cash.

NOTE D - Shares of face value by investment as of December 31, 1996 and December 31, 1995 are as follows:

                                                    Shares By Investment

                                                ----------------------------
                  Investment                     1996              1995
                  ----------                     ----              ----

Janus Fund                                        424,076           295,341
Templeton Fund                                    581,979           504,346
PFAMCO Equity Income Fund                         472,565           343,172
Northern Trust Collective Stock
   Index Fund                                     617,421           511,734
Vanguard Asset Allocation Fund                    384,103
PIMCO Total Return Fund                           631,534           604,454
Norther Trust Short-Term
   Investment Fund                              6,757,471         6,526,065
Brush Wellman Inc. Common Stock                 1,213,246         1,040,441
Phoenix Total Return Fund                                           360,374
Employee Benefit Money Market Fund                 68,776            84,339

In addition, $3,256,882 and $2,980,787 were invested in Participant Promissory Notes as of December 31, 1996 and December 31, 1995, respectively.

On July 1, 1996 the Vanguard Asset Allocation Fund replaced the Phoenix Total Return Fund.

NOTE E: The net realized gain (loss) on sales of investments for the Plan years ended December 31, 1996 December 31, 1995 and December 31, 1994 is as follows:

                                                                                 1996
                                                  -----------------------------------------------------------------
                 Investment                            Shares            Cost          Proceeds        Gain(Loss)
                 ----------                            ------            ----          --------        ----------

Janus Fund                                              32,450         $665,430       $2,065,899       $1,400,469
Templeton Fund                                          97,393          879,703        1,102,973          223,270
PFAMCO Equity Income Fund                               54,403          640,837        1,749,309        1,108,472
Northern Trust Collective Stock
   Index Fund                                           75,307          872,895        1,595,571          722,676
Phoenix Total Return Fund                              396,623        6,033,647        6,534,798          501,151
Vanguard Asset Allocation Fund                           8,232          146,556          522,646          376,090
PIMCO Total Return Fund                                142,677        1,416,931        1,470,595           53,664
Brush Wellman Inc. Common Stock                         48,137          928,849          883,502          (45,347)
                                                                                                 -----------------
                                                                                                       $4,340,445
                                                                                                 =================

                                                                                 1995
                                                  -----------------------------------------------------------------
                 Investment                            Shares             Cost          Proceeds        Gain(Loss)
                 ----------                            ------             ----          --------        ----------

Janus Fund                                              33,940         $650,645         $761,186         $110,541
Templeton Fund                                         103,753          917,868        1,095,507          177,639
PFAMCO Equity Income Fund                               53,330          589,799          673,877           84,078
Northern Trust Collective Stock
   Index Fund                                           87,493          932,548        1,264,564          332,016
Phoenix Total Return Fund                               82,342        1,225,019        1,642,742          417,723
PIMCO Total Return Fund                                117,292        1,144,388        1,288,072          143,684
Brush Wellman Inc. Common Stock                         59,224        1,150,567        1,068,537          (82,030)
Managed Guaranteed Investment
   Contract Fund                                     1,729,438       17,296,476       17,510,565          214,089
Fidelity U.S. Equity Index Portfolio                   378,019        5,919,589        6,394,588          474,999
Fidelity Fund Inc.                                     153,786        2,856,184        2,843,565          (12,619)
Fidelity Puritan Fund                                  379,472        5,617,162        5,623,050            5,888
                                                                                                 -----------------
                                                                                                       $1,866,008
                                                                                                 =================

                                                                                 1994
                                                  ---------------------------------------------------------------------
                 Investment                            Shares             Cost           Proceeds        Gain(Loss)
                 ----------                            ------             ----           --------        ----------

Managed Guaranteed Investment
   Contract Fund                                         14,070,058      $14,226,227      $15,995,011       $1,768,784
Fidelity U.S. Equity Index Portfolio                         10,336          160,766          171,382           10,616
Fidelity Fund Inc.                                              818           15,157           15,703              546
Brush Wellman Inc. Common Stock                              14,468          522,658          259,110         (263,548)
                                                                                                      -----------------
                                                                                                            $1,516,398
                                                                                                      =================

The Department of Labor requires that realized gains and losses be calculated using current cost (cost at the beginning of the Plan Year) rather than historical cost. Realized gains under the current cost method for the year ended December 31, 1996 are as follows:

                                                                                          Realized
                                                                                         Gain/(Loss)
                                                                                     -----------------

Brush Wellman Inc. Common Stock                                                               (56,682)
Janus Fund                                                                                  1,428,470
Templeton Fund                                                                                233,618
PFAMCO Equity Income Fund                                                                   1,133,410
Northern Trust Collective Stock Index Fund                                                    754,563
Phoenix Total Return Fund                                                                     540,743
PIMCO Total Return Fund                                                                        65,508
                                                                                     -----------------
                                                                                            4,099,630
                                                                                     =================

NOTE F - The unrealized appreciation (depreciation) of investments for the Plan years ended December 31, 1996, December 31, 1995 and December 31, 1994 is as follows:

                                                               Balance                                      Balance
                                                              January 1                                   December 31
                                                                 1996                Change                   1996
                                                            ---------------      ---------------      -----------------

Janus Fund                                                      $1,003,066             $224,826             $1,227,892
Templeton Fund                                                     127,958              567,238                695,196
PFAMCO Equity Income Fund                                          689,444              (75,051)               614,393
Northern Trust Collective Stock Index Fund                       1,285,614              791,262              2,076,876
Phoenix Total Return Fund                                          312,645             (312,645)                     0
Vanguard Asset Allocation Fund                                           0               39,434                 39,434
PIMCO Total Return Fund                                            527,054             (199,966)               327,088
Brush Wellman Inc. Common Stock                                 (2,321,868)          (1,009,382)            (3,331,250)
                                                                                 ---------------
                                                                                        $25,716
                                                                                 ===============

                                                               Balance                                      Balance
                                                              January 1                                   December 31
                                                                 1995                Change                   1995
                                                            ---------------      ---------------      -----------------

Janus Fund                                                                           $1,003,066             $1,003,066
Templeton Fund                                                                          127,958                127,958
PFAMCO Equity Income Fund                                                               689,444                689,444
Northern Trust Collective Stock
   Index Fund                                                                         1,285,614              1,285,614
Phoenix Total Return Fund                                                               312,645                312,645
PIMCO Total Return Fund                                                                 527,054                527,054
Northern Trust Short-Term
   Investment Fund
Brush Wellman Inc. Common Stock:
   -Brush Wellman Savings & Investment Plan                     (2,219,813)            (102,055)            (2,321,868)
   -Williams Advanced Materials Savings &
    Investment Plan                                                 54,421              (54,421)
Managed Guaranteed Investment Contract Fund:
   -Brush Wellman Savings & Investment Plan                        176,253             (176,253)
   -Williams Advanced Materials Savings &
    Investment Plan                                                 25,209              (25,209)
Fidelity U.S. Equity Index Portfolio:
   -Brush Wellman Savings & Investment Plan                        461,819             (461,819)
   -Williams Advanced Materials Savings &
    Investment Plan                                                 10,886              (10,886)
Fidelity Fund Inc.:
   -Brush Wellman Savings & Investment Plan                         (6,359)               6,359
   -Williams Advanced Materials Savings &
    Investment Plan                                                 (7,855)               7,855
Fidelity Puritan Fund:
   -Brush Wellman Savings & Investment Plan                         17,658              (17,658)
   -Williams Advanced Materials Savings &
    Investment Plan                                                (14,845)              14,845

                                                                                 ---------------
                                                                                     $3,126,539
                                                       "                         ===============

                                                              Balance                                               Balance
                                                              January 1                                           December 31
                                                                1994                   Change                         1994
                                                            --------------         ---------------             -----------------

Managed Guaranteed Investment Contract Fund                    $1,011,880               ($835,627)                 $176,253
Fidelity U.S. Equity Index Portfolio                              603,497                (141,678)                  461,819
Fidelity Fund Inc.                                                 91,500                 (97,859)                   (6,359)
Fidelity Puritan Fund                                             341,875                (324,217)                   17,658
Brush Wellman Inc. Common Stock                                (5,196,130)              2,976,317                (2,219,813)
                                                                                   ---------------
                                                                                       $1,576,936
                                                                                   ===============

The Department of Labor requires that unrealized appreciation and depreciation be calculated using current cost rather that historical cost. Unrealized gains and losses under the current cost method for the year ended December 31, 1996 are as follows:

                                                                                                  Change in
                                                                                           Unrealized Gain/(Loss)
                                                                                    -------------------------------------

Janus Fund                                                                                           ($916,782)
Templeton Fund                                                                                         251,293
PFAMCO Equity Income Fund                                                                             (873,511)
Northern Trust Collective Stock Index Fund                                                            (858,255)
Phoenix Total Return Fund                                                                           (1,082,605)
Vanguard Asset Allocation Fund                                                                         415,524
PIMCO Total Return Fund                                                                               (882,548)
Brush Wellman Inc. Common Stock                                                                       (720,021)
                                                                                                ---------------
                                                                                                   ($4,666,905)
                                                                                                ===============

NOTE G - The Internal Revenue Service has determined that the Plan is qualified under Internal Revenue Code Section 401(a) and that the related trust is, therefore, tax-exempt under Code Section 501(a).

        Continued qualification of the Plan depends upon timely adoption and operational application of certain amendments required as a result of the Tax Reform Act of 1986 (Act). In the Company's opinion, the Plan is operating in compliance with the applicable provisions of the Act.

        The Company is allowed a federal income tax deduction for its employer matching contributions to the Plan.

        The Plan provides, among other things, for contributions to be made to the Plan pursuant to a qualified cash or deferred arrangement (CODA) under
Section 401(k) of the IRC. CODA contributions made to the Trust for a participant will reduce a participant's current compensation and will not be included in the gross income of the participant for federal income tax purposes in the year made. Such amounts will, however, be considered as part of the participant's gross income for purposes of Social Security taxes.

        Non-CODA contributions withheld under the Plan from a participant through payroll deductions will be included in the gross income of the participant in the year withheld and are not deductible by the participant for federal income tax purposes.

        A participant does not become subject to federal income taxes as a result of their participation in the Plan until the assets in their account are withdrawn by, or distributed to, the participant.

NOTE H - The Plan was restated on January 1, 1995. Subsequent amendments Nos. 1 and 2 also effective January 1, 1995 provide for certain provisions concerning member contributions, distributions and key employee testing procedures.

NOTE I - Effective January 1, 1995 the Williams Advanced Materials Inc. Savings and Investment Plan was merged into the Plan. Prior to the merger, the plans covered eligible employees at Brush Wellman Inc. and its subsidiary, Williams Advanced Materials Inc., there were no substantial changes in eligibility, Company contributions, plan benefits or value of plan assets as a result of the merger. The transferred net assets have been recognized in the accounts of the Plan, at their balances as previously carried in the accounts of the Williams Advanced Materials Inc. Savings and Investment Plan. The changes in net assets of the combined plans are included in the accompanying Statement Of Changes In Net Assets available for benefits from January 1, 1995.

                                                                  EIN 34-0119320
                                                                          PN 003

                               BRUSH WELLMAN INC.
                            SAVINGS & INVESTMENT PLAN
                                DECEMBER 31, 1996

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES:

                                                                                                            CURRENT
                   INVESTMENTS                              DESCRIPTION                COST                  VALUE
                   -----------                              -----------                ----                  -----

Brush Wellman Inc. Common Stock                         Common Stock                  $21,316,961             $17,985,711

Janus Fund                                              Mutual Fund                    $9,140,759             $10,368,651

Templeton Fund                                          Mutual Fund                    $5,334,105              $6,029,302

PFAMCO Equity Income Fund                               Mutual Fund                    $5,793,594              $6,407,987

Northern Trust Collective Stock Index Fund              Mutual Fund                    $7,548,719              $9,625,596

Vanguard Asset Allocation Fund                          Mutual Fund                    $6,851,379              $6,890,813

PIMCO Total Return Fund                                 Mutual Fund                    $6,304,014              $6,631,102

Northern Trust Short-Term Investment Fund               Bank Common/                   $6,805,573              $6,805,573
                                                        Collective Trust

Participant Promissory Notes                            Participant Loans              $3,256,882              $3,256,882

Employee Benefit Money Market Fund                      Bank Common/                     $102,828                $102,828
                                                        Collective Trust

                               BRUSH WELLMAN INC.
                            SAVINGS & INVESTMENT PLAN
                       SCHEDULE OF REPORTABLE TRANSACTIONS
          SUMMARY OF PURCHASES AND/OR SALES IN SAME ISSUE IN EXCESS OF
                           5% OF BEGINNING PLAN VALUE
                                DECEMBER 31, 1996

                                                        PURCHASES                           SALES
                                              ------------------------------     -----------------------------
             TRANSACTION DESCRIPTION          # TRANS             COST           # TRANS             PROCEEDS         GAIN/(LOSS)
             -----------------------          -------             ----           -------             --------         -----------

Brush Wellman Inc. Common Stock                   29         $2,464,962.98          14              $928,849.38       ($45,347.37)

Janus Fund                                        121         4,004,603.30          76               665,429.66        156,230.61

Templeton Foreign Fund                             0                  0.00           0                     0.00              0.00

PFAMCO Equity Income Fund                         99          2,549,389.86          77               640,836.61        125,283.01

Northern Trust Collective Stock Index Fund        121         2,706,708.52          71               872,895.19        235,967.21

Phoenix Total Return Fund                         38            587,519.42          51             6,033,647.71        470,724.26

Vanguard Asset Allocation Fund                    47          6,997,934.81          30               146,556.19          4,309.87

PIMCO Total Return Fund                           79          1,768,256.75          87             1,416,931.51         53,663.56

Participant Promissory Notes                       0                  0.00           0                     0.00              0.00

                      [WESLEY, MILLS & COMPANY LETTERHEAD]




                         CONSENT OF INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Brush Wellman Inc. for the year ended December 31, 1996 of our report dated February 6, 1997, with respect to the financial statements and schedules of the Brush Wellman Inc. Savings and Investment Plan included in this Annual Report (11-K) for the year ended December 31, 1996.



                                                   Wesley, Mills & Company

                                                 /s/ Wesley, Mills & Company




Cleveland, Ohio
February 6, 1997